UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

Intelsat S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg		L-1246
(Address of principal executive offices)		(Zip Code)

+(352) 27 84 1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, Intelsat S.A. (the “Company”) announced a reorganization of its management team and in connection therewith, the Company and its subsidiary, Intelsat Corporation, entered into employment and other compensation arrangements with the management team.

David McGlade

On March 11, 2013, the Company announced that David McGlade, previously Deputy Chairman and Chief Executive Officer, was elected to Chairman and Chief Executive Officer, effective April 1, 2013. The Company and Mr. McGlade entered into an amendment to his employment agreement (the “McGlade Amendment”) pursuant to which his base salary will be increased to $1,128,595 and his target bonus (stated as a percentage of annual base salary) payable under the Company’s annual bonus plan was increased to 125% effective for the full 2013 fiscal year. In addition, (i) his aircraft allowance was increased to $400,000 for the period beginning on April 1, 2013 and ending on December 31, 2013, to cover the cost of private aviation for Mr. McGlade’s use in commuting to his home, and (ii) his perquisite allowance for a personal financial assistant, tax and other financial counseling, and costs related to transportation, was increased to $100,000 per fiscal year.

Mr. Raymond Svider, the current Chairman, will remain on the board of directors.

Michael McDonnell

The Company and Mr. McDonnell, its Executive Vice President and Chief Financial Officer, entered into a letter agreement (the “McDonnell Letter Agreement”) that provides Mr. McDonnell the opportunity to receive a performance bonus of $500,000 payable on March 31, 2016. The McDonnell Letter Agreement also provides that if, prior to March 31, 2016, Mr. McDonnell’s employment is terminated by the Company without cause or by him for good reason (each as defined in his employment agreement), or due to his death or disability, he (or his estate, as applicable) will receive a pro rata portion of the retention bonus based on his period of employment from April 1, 2013 through the date of termination. In addition, the Company entered into an amendment to Mr. McDonnell’s employment agreement, pursuant to which his base salary will be increased to $589,746 and his target bonus (stated as a percentage of annual base salary) payable under the Company’s annual bonus plan was increased to 75% effective for the full 2013 fiscal year.

Phillip Spector

On March 11, 2013, the Company announced that Mr. Phillip Spector, the Company’s Executive Vice President, General Counsel and Assistant Secretary, will transition to a new role as a member of the Company’s board of directors, effective April 1, 2013. Mr. Spector has served as the Company’s Executive Vice President, General Counsel and Assistant Secretary since 2005.

The Company and Mr. Spector have entered into a letter agreement (the “Spector Letter Agreement”) in connection with the foregoing, pursuant to which Mr. Spector will cease to be General Counsel, effective as of March 17, 2013, but shall remain employed as an Executive Vice President through March 29, 2013, and will become a member of the board of directors effective April 1, 2013.

Pursuant to the Spector Letter Agreement, in connection with his termination of employment, Mr. Spector will be entitled to receive the severance payments and benefits to which he is entitled under his existing employment agreement upon a termination of employment without cause, subject to his execution and delivery of a release of claims. The severance benefits include a lump sum severance payment of $1,169,567, a pro rata bonus for 2013 based on actual results, and provision of certain retiree medical benefits for him and his spouse and dependents. The Company will also pay Mr. Spector’s legal fees incurred in connection with the Spector Letter Agreement up to a maximum of $12,500. The Company and Mr. Spector have agreed that any existing Company equity securities and all equity compensation awards held by Mr. Spector shall be governed by the terms of the applicable award documents and the Equity Plan, as applicable, and that the terms of any new stock options granted to him in connection with a Conversion (as defined in that certain letter agreement with Mr. Spector dated May 6, 2009), shall be determined in a manner consistent with any similar new options granted to Mr. McGlade and Mr. McDonnell.

Mr. Spector will be subject to the restrictive covenants in accordance with the terms set forth in his existing employment agreement, except that (i) the duration of the noncompetition covenant shall end on the later of March 29, 2014 or the seven-month anniversary of the date he ceases to provide services to the Company as a member of the board of directors and (ii) with respect to the other restrictive covenants whose duration would have ended on the first anniversary of his termination of employment, the duration shall be extended through the first anniversary of the date he ceases to provide services to the Company as a member of the board of directors.

Stephen Spengler, Michelle Bryan and Thierry Guillemin

On March 11, 2013, the Company announced that Stephen Spengler was appointed to the position of President and Chief Commercial Officer, effective March 18, 2013. Mr. Spengler has been the Executive Vice President, Sales, Marketing and Strategy of Intelsat Corporation since February 2008.

On March 11, 2013, the Company announced that Michelle Bryan was appointed to the position of Executive Vice President, General Counsel and Chief Administrative Officer, effective March 18, 2013. Ms. Bryan has served as Senior Vice President, Human Resources and Corporate Services since January of 2007. Prior to joining Intelsat Ms. Bryan served as interim General Counsel and Corporate Secretary for Laidlaw International, and prior to that held a number of executive positions with US Airways Group, Inc. including Executive Vice President, Corporate Affairs and General Counsel and Corporate Secretary as well as Senior Vice President Human Resources. Ms. Bryan earned a Bachelor of Arts degree from the University of Rochester and a Juris Doctor from Georgetown University.

On March 11, 2013, the Company announced that Thierry Guillemin was promoted to Executive Vice President and Chief Technical Officer, effective March 18, 2013. Mr. Guillemin has been the Senior Vice President and Chief Technical Officer of Intelsat Corporation since February 2008.

In connection with their promotions, each of Mr. Spengler, Ms. Bryan and Mr. Guillemin entered into employment agreements, effective as of March 18, 2013, which provide for the following:

•

Term: The employment agreements are each effective for an initial one-year term, which is renewed automatically unless either the Company or the executive delivers 30 days’ prior notice to the other party of its intent not to renew.

•

Position, Duties and Reporting: The employment agreements set forth the executive’s new position, and provide that the executives will have such duties and responsibilities commensurate with the executive’s title and position as directed from time to time by the Chief Executive Officer and the board of directors.

•	Base Salary: The employment agreements provide for an initial annual base salary rate equal to $475,000 for Stephen Spengler; $400,000 for Michelle Bryan; and $350,000 for Thierry Guillemin.

•

Target Bonus: The employment agreements provide that the target bonuses (stated as a percentage of base salary) payable under the Company’s annual bonus plan will be 80% for Stephen Spengler, 70% for Michelle Bryan and 60% for Thierry Guillemin, effective as of January 1, 2013.

•	Equity: The executive is eligible to receive grants under any equity incentive plan of the Company as in effect from time to time.

•

Benefits: The executive is generally entitled to participation in the benefit plans of the Company and its subsidiaries that are in effect for its employees from time to time. These benefit plans include (i) an annual perquisite allowance of $20,000 for financial planning, tax preparation assistance and car allowance; (ii) five weeks’ vacation; (iii) company-paid executive life insurance with a death benefit equal to three times annual base salary; (iv) excess liability insurance; and (v) participation in the 401(k) plan and excess benefit plan.

•

At-Will Employment: The executive’s employment is at-will and may be terminated by the employer or the executive for any reason at any time, provided that the employer must give the executive 14 days’ prior notice for any termination of employment without “cause” and the executive must give the employer 30 days’ prior notice upon any resignation without “good reason” (as such terms are defined in the applicable employment agreement).

•

Severance: Upon the termination of the executive’s employment by the employer without “cause” or by the executive for “good reason,” the executive will be entitled to a cash lump sum severance payment equal to (x) 1.25 times the sum of annual base salary plus target bonus for the year of termination, for Mr. Spengler, or (y) 1.0 times the sum of annual base salary plus target bonus for the year of termination, for each of Ms. Bryan and Mr. Guillemin. The severance payment is conditioned on the executive’s signing a waiver and release, as well as the executive’s compliance with the restrictive covenants set forth in the employment agreement (described below).

•

Restrictive Covenants: The employment agreements generally prohibit competing against the Company’s business; soliciting, recruiting or hiring employees; and interfering with customer and vendor relationships. Such prohibitions extend for one year following the executive’s termination of employment. The employment agreements also contain confidentiality, intellectual property and nondisparagement provisions. The employment agreements are governed by Delaware law.

A copy of the press release announcing the foregoing reorganization of the management team is attached hereto as Exhibit 99.1 and incorporated herein by reference.

For additional information regarding the biographies of Messrs. McGlade, Spengler and Guillemin, please see Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release dated March 11, 2013 entitled “Intelsat Board Appoints David McGlade Chairman”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: March 15, 2013	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated March 11, 2013 entitled “Intelsat Board Appoints David McGlade Chairman”